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                                                                  EXHIBIT 10.24

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this 1st day of December, 2000, is entered into by Open Market, Inc., a Delaware corporation with its principal place of business at 1 Wayside Road, Burlington, MA 01803 (the "Company"), and Harland K. LaVigne, residing in Atlanta, Georgia (the "Employee").

         The Company desires to employ the Employee, and the Employee desires to be employed by the Company. Therefore, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

         1. TERM OF EMPLOYMENT. The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on December 1, 2000 (the "Commencement Date") and ending November 30, 2002 (such period, as it may be extended as provided herein, the "Employment Period"); PROVIDED, HOWEVER, that the Employment Period shall be automatically extended for a twelve month period on December 1, 2002 and on each December 1 thereafter unless the Board of Directors provides the Employee, or the Employee provides the Company, with written notice that the Company or the Employee, as the case may be, will not so extend the Employment Period, such notice to be given at least one hundred twenty (120) days prior to the applicable December 1 extension date.

         2. TITLE; CAPACITY. The Employee shall serve as a Section 16(b) officer of the Company and as Chairman of the Board, President and Chief Executive Officer of the Company. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by the Board of Directors of the Company.

         The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other reasonably consistent duties and responsibilities as the Board of Directors shall from time to time reasonably assign to him. The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period; provided, however, that nothing herein shall be construed as preventing the Employee from making personal investments, and provided, further, that nothing herein shall be construed as preventing the Employee from serving on corporate boards or civic or charitable boards, so long as the Employee has obtained permission to do so in each instance and in advance from the Board of Directors. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.

         3. COMPENSATION AND BENEFITS.

         3.1 SALARY. The Company shall pay the Employee, in semi-monthly installments, an annual base salary of $420,000 commencing on the Commencement Date. Such

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salary shall be subject to adjustment thereafter as may be determined by the
Board of Directors of the Company, but in no event may the Employee's annual base salary be decreased during the Employment Period. In addition, the Company agrees to pay the Employee a special bonus of $50,000 on January 2, 2001.

         3.2 FRINGE BENEFITS. The Employee shall be entitled to participate in all bonus and benefit programs that the Company establishes and makes available to its employees, if any, including, but not limited to, the Company's 2001 Executive Short Term Incentive Plan. The Employee shall be entitled to four weeks paid vacation per year while employed pursuant to this Agreement, to be taken at such times as may be approved by the Board of Directors.

         3.3 REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Company may reasonably request. In addition, in light of the fact that the Employee's residence is located in Atlanta, Georgia, the Employee will be required to commute from Georgia and to lease an apartment in Massachusetts. Accordingly, the Company agrees to reimburse the Employee for his commuting costs and expenses and for the rental costs of his Massachusetts apartment, on terms and at rates approved by the Chairman of the Compensation Committee of the Board of Directors, which approval shall not be unreasonably withheld. Any reimbursable expenses that have a tax consequence to the Employee will be grossed up to offset the resulting tax liability of the Employee.

         3.4 OPTIONS. The Company agrees to grant to the Employee under its 1994 Stock Incentive Plan an option to purchase up to 1,000,000 shares of its Common Stock, $.001 par value per share, at a price per share equal to the fair market value of the shares of Common Stock of the Company at the time of grant, which date shall be the same date as the Commencement Date (the "Option"). The Option shall vest as to 25% of the total number of shares subject to the Option on the six month anniversary of the Commencement Date. Thereafter, the remaining 75% of the shares subject to the Option shall vest in twelve (12) equal quarterly installments of 6.25%. Except as provided herein, the Option shall be subject to the terms and conditions of the Company's standard form of Option Agreement.

         3.5 BONUS. Employee shall be entitled to participate in the Company's 2001 Executive Short Term Incentive Plan pursuant to which Employee's total target bonus for the years ending December 31, 2001 and December 31, 2002 shall be $126,000.

         4. EMPLOYMENT TERMINATION. The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any one of the following:

            4.1 At the election of the Company, for "cause," immediately upon written notice by the Company to the Employee. For the purposes of this Section 4.1, "cause" for termination shall be deemed to exist upon (a) a good faith finding by the Board of Directors of the Company (the "Board") of the continued material failure of the Employee to perform his

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assigned duties for the Company, which failure is not cured within sixty (60)
days after a written demand for performance is delivered to the Employee by the Chairman of the Compensation Committee of the Board which specifically identifies the manner in which the Board believes that the Employee has not performed his duties; (b) the Employee's dishonesty, gross negligence or willful misconduct, or (c) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony;

            4.2 Thirty days after the death or disability of the Employee. As used in this Agreement, the term "disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of 90 days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company, PROVIDED THAT if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties;

            4.3 At the election of the Company, provided the Company gives the Employee at least 30 days advanced written notice;

            4.4 At the election of the Employee without Good Reason, provided the Employee gives the Company at least 30 days advanced written notice;

            4.5 At the election of the Employee at any time for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the termination of employment by the Employee as a result of (a) a material breach of the Employment Agreement by the Company which breach is not cured within thirty (30) days after written notice to the Board of such breach; or (b) a material reduction in the Employee's responsibilities, salary, reporting structure, annual target bonus or other benefits as provided in Section 3.2 of this Agreement.

         5. EFFECT OF TERMINATION.

            5.1 TERMINATION FOR CAUSE OR AT THE ELECTION OF THE EMPLOYEE. In the event the Employee's employment is terminated for cause pursuant to Section 4.1, or at the election of the Employee without Good Reason pursuant to Section 4.4, the Company shall pay to the Employee the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company.

            5.2 TERMINATION AT ELECTION OF THE COMPANY OR BY EMPLOYEE FOR GOOD REASON. In the event the Employee's employment is terminated at the election of the Company pursuant to Section 4.3, or by the Employee for Good Reason pursuant to Section 4.5, the Company shall pay to the Employee, as severance pay, an amount in the aggregate equal to (i) twelve months of base salary and (ii) Employee's target annual bonus then in effect and shall continue the benefits set forth in Section 3.2 for a period of twelve months. In addition, in the event the Employee's employment is terminated at the election of the Company pursuant to Section 4.3 or by the Employee for Good Reason pursuant to Section 4.5, then 30% of the unvested portion of any stock options then held by the Employee shall vest immediately prior to

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the termination of the Employee's employment. No payment hereunder will be required unless and until the parties enter into a release agreement pursuant to which the Employee releases the Company from any and all claims related to his employment with or termination from the Company, and any payment hereunder will be made in accordance with the Company's regular payroll practices.

            5.3 TERMINATION BY EMPLOYEE UPON CHANGE OF CONTROL. In the event a Change of Control (as defined in APPENDIX A attached hereto) occurs while the Employee is employed by the Company, the Company shall (A) pay to the Employee promptly after the occurrence of the Change of Control an amount equal in the aggregate to (i) twelve months of base salary and (ii) Employee's target annual bonus then in effect, (B) continue the benefits set forth in Section 3.2 for a period of twelve months, and (C) automatically, without any further action by the Company, cause all of the Employee's then unvested portion of any stock options then held by Employee to accelerate and become vested and exercisable in full. The provisions of this Section 5.3 shall apply irrespective of whether the Employee remains as an employee of the Company after the Change of Control occurs or whether he terminates his employment on or after the occurrence of the Change of Control. If requested by the Company after a Change of Control occurs, the Employee agrees to continue as an employee for a maximum period of six months following the occurrence of the Change of Control to assist in implementing any post-Change of Control transition plans.

            5.4 TERMINATION FOR DEATH OR DISABILITY. If the Employee's employment is terminated by death or because of disability pursuant to Section 4.2, the Company shall pay to the estate of the Employee or to the Employee, as the case may be, the compensation which would otherwise be payable to the Employee up to the end of the month in which the termination of his employment because of death or disability occurs.

            5.5 SURVIVAL. The provisions of Sections 6 and 7 shall survive the termination of this Agreement.

         6. NON-COMPETE.

            6.1 During the Employment Period and for a period of two years after the termination or expiration thereof, the Employee will not directly or indirectly: (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage in the business of developing, producing, marketing or selling software products or services in the Internet commerce industry or content management or epublishing business that are or would be directly competitive with products or services offered or under development by the Company while the Employee was employed by the Company; or
(ii) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or (iii) solicit for the purpose of providing any product or service competitive with the products or services offered by the Company, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or

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accounts, of the Company which were contacted, solicited or served by the
Employee while employed by the Company.

            6.2 If any restriction set forth in this Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

            6.3 The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 6 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

         7. PROPRIETARY INFORMATION AND DEVELOPMENTS.

            7.1 PROPRIETARY INFORMATION.

                (a) Employee agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's technology business or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, and customer and supplier lists. Employee will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by an officer of the Company, either during or after his employment, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

                (b) Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his duties for the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Employee shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) termination of his employment. After such delivery, the Employee shall not retain any such materials or copies thereof of any such tangible property.

                (c) Employee agrees that his obligation not to disclose or use information, know-how and records of the types set forth in paragraphs (a) and
(b) above, also extends to such types of information, know-how, records and tangible property of customers of

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the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee in the course of the Company's business.

            7.2 DEVELOPMENTS.

                (a) Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by the Employee or under his direction or jointly with others during his employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

                (b) Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this Section 7(b) shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by the Employee not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information. Employee understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph 7.2(b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. Employee also hereby waives all claims to moral rights in any Developments.

                (c) Employee agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to Developments. Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. Employee further agrees that if the Company is unable, after reasonable effort, to secure the signature of Employee on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of Employee, and Employee hereby irrevocably designates and appoints each executive officer of the Company as his agent and attorney-in-fact to execute any such papers on his behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

            7.3 OTHER AGREEMENTS. Employee hereby represents that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. Employee further represents that his performance of all the terms of this Agreement and as an employee of the Company does not and

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will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.

         8. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8.

         9. PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

         10. ENTIRE AGREEMENT. This Agreement, together with its attachments, constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

         11. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

         12. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

         13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

         14. MISCELLANEOUS.

             14.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

             14.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

       [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

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             14.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year set forth above.

                                                 OPEN MARKET, INC.

                                                 By: /s/ Edward Durkin
                                                     --------------------------
                                                 Name: Edward Durkin
                                                     --------------------------
                                                 Title: Chief Executive Officer
                                                     --------------------------

                                                 EMPLOYEE

                                                 By: /s/ Harland K. Lavigne
                                                     --------------------------
                                                     Harland K. LaVigne
                                                     Address:
                                                            -------------------



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                                   APPENDIX A

                                CHANGE OF CONTROL

                            CHANGE OF CONTROL means:

                      (a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"))(a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or
     (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which satisfies the criteria set forth in clauses (i), (ii) and (iii) of paragraph (c) below; or

                      (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequently to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                      (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (which as used in this paragraph (c) shall include, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any

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     employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Comination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation and (iii) at least half of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.



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